UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 24, 2014, the record date for the Annual Meeting, 34,889,055 shares were issued, outstanding and entitled to vote. At the Annual Meeting, the Company’s stockholders elected Oliver P. Peoples and Joseph Shaulson to the Company’s Board of Directors for three-year terms expiring at the 2017 Annual Meeting of Stockholders, approved our executive compensation by non-binding advisory vote (“say-on-pay”), and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Oliver P. Peoples	12,822,189	432,219	16,869,847
Joseph Shaulson	13,053,128	201,280	16,869,847

2. Say on Pay — Advisory non-binding vote on the approval of named executive officer compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,428,698	383,080	442,630	16,869,847

3. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,393,516	561,532	169,207	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: May 22, 2014	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer